U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                                   Amendment A

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 10, 1999

                                  RAQUEL, INC.
                 (formerly known as Colecciones de Raquel, Inc.)
        (Exact name of small business issuer as specified in its charter)

            Nevada                          0-24798              93-1123005
(State or other jurisdiction of           (Commission          (IRS Employer
        of Incorporation)                 File Number)       Identification No.)

           9873 S. Santa Monica Blvd., Beverly Hills, California 90212
                    (Address of principal executive offices)

                                 (310) 203-9240
                         (Registrant's telephone number)
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                           Current Report: Form 8-K/A

Item 4. Changes in Registrant's Certifying Accountant

      On December 10, 1999, the board of directors of the company approved the appointment of Oppenhein & Ostrick, C.P.A.'s, as the company's independent auditor.

      On December 13, the company dismissed Singer Lewak Greenbaum & Goldstein LLP as independent auditors. The dismissal did not involve a dispute with Singer Lewak Greenbaum & Goldstein LLP over accounting practices or policies. The reports of Singer Lewak Greenbaum & Goldstein LLP on the company's financial statements for the years ended December 31, 1996, 1997, and 1998, and for the period January 1 to December 13, 1999, did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principals. The decision to dismiss Singer Lewak Greenbaum & Goldstein LLP was approved by the board of directors of the company.

      In connection with the audits of the company's financial statements for each of the years ended December 31, 1996, 1997 and 1998, and for the period January 1 to December 13, 1999, there were no disagreements with Singer Lewak Greenbaum & Goldstein LLP on any matters of accounting principles and practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Singer Lewak Greenbaum & Goldstein LLP, would have caused such firm to make reference to the matter in their report.

      On December 15, 1999, the company received a letter from Singer Lewak Greenbaum & Goldstein LLP herein attached as exhibit 16.3.

Exhibits

16.3 Letter from Singer Lewak Greenbaum & Goldstein LLP dated December 15, 1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          RAQUEL, INC.
                                          (Registrant)

Dated:  February 3, 2000              By: /s/
                                          --------------------------------------
                                          Raquel Zepeda, Chief Financial Officer